As filed with the Securities and Exchange Commission on April 7, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bolt Projects Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	86-1256660
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2261 Market Street, Suite 5447
San Francisco, CA 94114
(415) 325-5912
(Address of principal executive offices) (Zip code)

Bolt Projects Holdings, Inc. 2024 Incentive Award Plan
Bolt Projects Holdings, Inc. 2024 Employee Stock Purchase Plan
(Full title of the plans)

Daniel Widmaier
Chief Executive Officer
2261 Market Street, Suite 5447
San Francisco, CA 94114
(415) 325-5912
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
With copies to:
Drew Capurro
Ellen Smiley
Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, CA 94111
(415) 391-0600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an aggregate of 7,005,725 shares of Bolt Projects Holdings, Inc.’s (the “Registrant”) common stock, $0.0001 par value per share (“Common Stock”), which may be issued pursuant to the Bolt Projects Holdings, Inc. 2024 Incentive Award Plan (the “2024 Plan”) and Bolt Projects Holdings, Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP” and, together with the 2024 Plan, the “Plans”).
The additional shares registered pursuant to the Plans are of the same class as other securities relating to the 2024 Plan and the 2024 ESPP for which the Registration Statement on Form S-8 (File No. 333-283288) is effective and incorporated by reference herein.

Item 8.	Exhibits.

Item 8.	Exhibits
Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Filing Date	Exhibit	Filed Herewith

4.1	Second Amended and Restated Certificate of Incorporation	8-K	001-40223	08/19/2024	3.1

4.2	Amended and Restated Bylaws	8-K	001-40223	08/19/2024	3.2

5.1	Opinion of Latham & Watkins LLP					*

23.1	Consent of Elliott Davis, PLLC					*

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					*

24.1	Power of Attorney (included on the signature page of the Registration Statement)					*

99.1	Bolt Projects Holdings, Inc. 2024 Incentive Award Plan	8-K	001-40223	08/19/2024	10.18

99.1(a)	Form of Stock Option Grant Notice and Stock Option Agreement (Bolt Projects Holdings, Inc. 2024 Incentive Award Plan)	S-8	333-283288	11/18/2024	99.1(a)

99.1(b)	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (Bolt Projects Holdings, Inc. 2024 Incentive Award Plan)	S-8	333-283288	11/18/2024	99.1(b)

99.2	Bolt Projects Holdings, Inc. 2024 Employee Stock Purchase Plan	8-K	001-40223	08/19/2024	10.19

107.1	Filing Fee Table					*

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on April 7, 2025.
                            BOLT PROJECTS HOLDINGS, INC.

                                By:
Name: Daniel Widmaier
                                Title: Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Daniel Widmaier and Randy Befumo, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Widmaier	Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2025
Daniel Widmaier

/s/ Randy Befumo	Interim Chief Financial Officer	April 7, 2025
Randy Befumo	(Principal Financial Officer and Principal Accounting Officer)

/s/ David Breslauer	Chief Technology Officer and Director	April 7, 2025
David Breslauer

/s/ Ransley Carpio	Director	April 7, 2025
Ransley Carpio

/s/ Jeri Finard	Director	April 7, 2025
Jeri Finard

/s/ Sami Naffakh	Director	April 7, 2025
Sami Naffakh

/s/ Jerry Fiddler	Director	April 7, 2025
Jerry Fiddler

/s/ Christine Battist	Director	April 7, 2025
Christine Battist